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                                                                  Exhibit (h)(6)

                                                                   Dated as of:
                                                                August 13, 2008


                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                      BOSTON TRUST & INVESTMENT MANAGEMENT
                  (F/K/A UNITED STATES TRUST COMPANY OF BOSTON)


                                  Name of Fund
                                  ------------

                            Boston Trust Balance Fund
                            Boston Trust Equity Fund
                            Boston Trust Midcap Fund
                           Walden Social Balanced Fund
                            Walden Social Equity Fund
                        Walden Small Cap Innovations Fund


                                                BOSTON TRUST & INVESTMENT
                                                MANAGEMENT COMPANY
                                                (F/K/A/ UNITED STATES TRUST
THE COVENTRY GROUP                              COMPANY OF BOSTON)


By:                                             By:
    ------------------------------                  -------------------------

Name: John Danko                                Name: Lucia Santini

Title: President                                Title: Senior Vice President